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As filed with the Securities and Exchange Commission on July 19, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REPUBLIC AIRWAYS HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1449146 (I.R.S. Employer Identification Number)

8909 Purdue Road, Suite 300
Indianapolis, IN 46268
(317) 484-6000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Bryan K. Bedford
Chairman, Chief Executive Officer and President
Republic Airways Holdings Inc.
8909 Purdue Road, Suite 300
Indianapolis, IN 46268
(317) 484-6000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

James D. Tussing, Esq. Gregg J. Berman, Esq. Fulbright & Jaworski L.L.P. 666 Fifth Avenue New York, New York 10103 (212) 318-3000 Facsimile: (212) 318-3400	Stephen A. Greene, Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005 (212) 701-3000 Facsimile: (212) 269-5420

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box: ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-126357

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)

Common Stock, $.001 par value	8,912,500 shares	$12.60	$112,297,500	$13,218

(1)
Includes 1,162,500 shares of Common Stock subject to the underwriters' over-allotment option.

(2)
Based on the public offering price.

(3)
This Registration Statement relates to the Registrant's Registration Statement on Form S-3 (Registration No. 333-126357) (the "Prior Registration Statement"), which was declared effective on July 18, 2005. In accordance with Rule 462(b) of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price of securities eligible to be sold under the Prior Registration Statement ($113,102,500), comprised of 8,050,000 shares of Common Stock multiplied by $14.05, is carried forward to this Registration Statement, and 862,500 additional shares of Common Stock, having a proposed maximum aggregate offering price of $10,867,500, are registered hereby, which amount is less than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Prior Registration Statement.

(4)
A filing fee of $13,313 was paid at the time of the filing of the Prior Registration Statement and such fee is carried forward from the Prior Registration Statement such that no additional fee is paid hereby.

        In accordance with Rule 462(b) of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, this Registration Statement incorporates by reference the Registrant's Registration Statement on Form S-3 (Registration No. 333-126357) to which this Registration Statement relates.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on July 18, 2005.

REPUBLIC AIRWAYS HOLDINGS INC.
By:	/s/ BRYAN K. BEDFORD Name: Bryan K. Bedford Title: Chairman of the Board, Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ BRYAN K. BEDFORD Bryan K. Bedford	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	July 18, 2005
/s/ ROBERT H. COOPER Robert H. Cooper	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 18, 2005
* Arthur H. Amron	Director	July 18, 2005
* Charles E. Davidson	Director	July 18, 2005
* Joseph M. Jacobs	Director	July 18, 2005
* Douglas J. Lambert	Director	July 18, 2005

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* Jay L. Maymudes	Director	July 18, 2005
* Lawrence J. Cohen	Director	July 18, 2005
* Mark E. Landesman	Director	July 18, 2005
* Mark L. Plaumann	Director	July 18, 2005
*By:	/s/ ROBERT H. COOPER *Robert H. Cooper Attorney-In-Fact

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EXHIBITS

        The following is a complete list of Exhibits filed as a part of this Registration Statement, which are incorporated herein.

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
4.1(i)	Specimen Stock Certificate.
5.1	Opinion of Fulbright & Jaworski L.L.P.
10.1†*
Amendment No. 3 to United Express Agreement between United Airlines, Inc. and Republic Airline Inc. and Amendment No. 2 to United Express Agreement between United Airlines, Inc. and Chautauqua Airlines, Inc. dated as of June 22, 2005.
23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
24.1*	Power of Attorney.

*
Previously filed in connection with Registration Statement on Form S-3 (Registration No. 333-126357).

(i)
Incorporated by reference to the Registrant's Registration Statement on Form S-1, File No. 333-84092, which was declared effective on May 26, 2004.

†
Portions of the indicated document have been afforded confidential treatment and have been filed separately with the Commission as required by Rule 406.

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SIGNATURES
EXHIBITS
EXHIBIT INDEX